Consent of Independent Registered Public Accounting Firm

Vodka Brands Corp

Pittsburgh, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 31, relating to the financial statements of Vodka Brands Corp, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

July 31, 2015